UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934

Filed by the Registrant  ☒

Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material under §240.14a-12

PALM HARBOR HOMES, INC.

(Name of registrant as specified in its charter)

Not Applicable

(Name of person(s) filing proxy statement, if other than the registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11

(1)	Title of each class of securities to which the transaction applies:

(2)	Aggregate number of securities to which the transaction applies:

(3)	Per unit price or other underlying value of the transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of the transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

Dear Fellow Shareholders of Palm Harbor Homes, Inc.

I am writing to inform you that the reconvened annual meeting of Palm Harbor Homes, Inc. (the “Company”) originally scheduled for October 11, 2010 will instead be held at 10:00 a.m. on November 1, 2010 at the Company’s executive offices located at 15303 Dallas Parkway, Suite 800, Addison, TX 75001. Originally, the annual meeting was adjourned to provide more time to solicit additional votes for proposal two which allows the amendment and restatement of the Company’s Second Amended and Restated Articles of Incorporation (the “Proposal”). As presented at the annual meeting, the Proposal would increase the number of authorized shares of common stock to 100,000,000 from 50,000,000, and the number of authorized shares of preferred stock to 25,000,000 from 2,000,000.

We have listened to the concerns of our shareholders regarding the Proposal and based on their input, we have decided to amend the Proposal by removing the proposed increase in the number of authorized shares of preferred stock. As such, the amended proposal (the “Amended Proposal”) would increase the number of authorized shares of common stock to 100,000,000 from 50,000,000.

The shareholders overwhelmingly approved our Shareholder Rights Plan. We have reserved our common stock for issuance under that plan. As a result, the Company has no shares available for issuance. The additional shares of common stock we are asking you to authorize would be available for the purpose of raising much needed additional equity, for use as consideration in transactions involving third parties or our bondholders. Additionally, by increasing the authorized number of shares of common stock available for issuance, the Company will have the flexibility needed for other corporate purposes such as stock splits or dividends or issuance under employee benefit plans.

The Amended Proposal proposing the adoption of the Second Amended and Restated Articles of Incorporation requires an affirmative vote of two-thirds of the Company’s outstanding shares of common stock. The two-thirds requirement reflects the Company’s conservative values and is a higher requirement than imposed by the Florida Business Corporation Act. We urge you to vote FOR the Amended Proposal. We have enclosed a proxy card if you have not already voted or if you desire to change your vote. If you do not vote again, your vote will stay the same as the vote you cast at the annual meeting on September 22, 2010.

Sincerely,

Larry H. Keener,

Chairman and Chief Executive Officer

15303 Dallas Parkway, Suite 800, Addison, TX 75001 • Voice: (972) 991-2422 • Fax: (972) 991-5949 www.palmharbor.com

PALM HARBOR HOMES, INC.

September 22, 2010

NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIAL:

The Notice of Meeting, proxy statement and proxy card

are available at http://phx.corporate-ir.net/phoenix.zhtml?c=116737&p=proxy

Please sign, date and mail

your proxy card in the

envelope provided as soon

as possible.

Please detach and mail in the envelope provided.

¢    207333000000000000000    2                                                                                           072209

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF DIRECTORS AND “FOR” PROPOSALS 2, 3 and 4.

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE: ☑

					FOR	AGAINST	ABSTAIN
1. ELECTION OF DIRECTORS					☐	☐	☐
☐	FOR ALL NOMINEES	NOMINEES: O Larry H. Keener O William M. Ashbaugh O Frederick R. Meyer	2.	AMEND AND RESTATE THE COMPANY’S AMENDED AND RESTATED ARTICLES OF INCORPORATION.	☐	☐	☐
☐	WITHHOLDAUTHORITY		3.	RATIFY THE ADOPTION OF THE SHAREHOLDER RIGHTS PLAN.	☐	☐	☐
			4.	RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP FOR THE INDEPENDENT AUDITORS FOR THE FISCAL YEAR ENDING MARCH 25, 2011.
			5.	In their discretion, the Proxies are authorized to vote upon such other matters as may properly come before the meeting or any adjournments thereof.

FOR ALL NOMINEES ☐ FOR ALL EXCEPT (See instructions below)	O A. Gary Shilling O Tim Smith O W. Christopher Wellborn O John H. Wilson	THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS AND WILL BE VOTED IN ACCORDANCE WITH THE SPECIFICATIONS MADE ABOVE. IF A CHOICE IS NOT INDICATED WITH RESPECT TO ITEMS (1) THROUGH (4) ABOVE, THIS PROXY WILL BE VOTED “FOR” SUCH PROPOSALS. THIS PROXY IS REVOCABLE AT ANY TIME BEFORE IT IS EXERCISED.

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY PROMPTLY IN THE ENCLOSED ENVELOPE
INSTRUCTIONS:	To withhold authority to vote for any individual nominee(e), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: ●

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. ☐

Signature of Shareholder	Date:	Signature of Shareholder	Date:

Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.